Exhibit 99.1

FINAL

July 21, 2004

For Immediate Release

Washington Mutual Announces Second Quarter 2004 Earnings
Board of Directors Increases Cash Dividend

SEATTLE — Washington Mutual, Inc. (NYSE: WM) today announced second quarter 2004 earnings of $489 million, or $0.55 per diluted share, down 49 percent on a per share basis from $995 million, or $1.07 per diluted share from continuing operations for the same period a year ago.

The reduction in second quarter net income resulted primarily from a reduction in net home loan mortgage banking income, which declined to zero from $611 million in the second quarter of 2003 and $531 million in the first quarter of this year. The second quarter decrease reflected the large change in the hedging performance of the company’s mortgage servicing rights since the end of the first quarter.

Washington Mutual’s Board of Directors declared a cash dividend of 44 cents per share on the company’s common stock, up from 43 cents per share previously. Dividends on the common stock are payable on August 13, 2004 to shareholders of record as of July 30, 2004.

On June 28, the company provided revised guidance that earnings for the full 2004 year are estimated to range from $3.00 to $3.60 per diluted share.  The most important development that led us to change guidance was the company’s view that the increase in long term interest rates would be sustained.  The impact of rising rates on its mortgage banking unit, which is compounded by the unit’s high cost structure, will result in lower than expected gain on sale and increased overall hedging costs, especially in the second half of this year.  Also, net income for the year will be reduced by sales of investment securities in the first quarter.

Key second quarter highlights:

•                  Net income in the company’s Retail Banking & Financial Services segment increased by 25 percent year over year and 8 percent from last quarter;

•                  Total loan volume decreased to $79.52 billion compared with $121.63 billion in the second quarter of 2003 but was up from $62.17 billion in the first quarter of 2004.

•                  Total home equity loan and line of credit volume of $11.57 billion increased 38 percent from last quarter and was up 62 percent, or $4.42 billion, year over year;

•                  Loans held in portfolio grew from the prior quarter by $8.47 billion primarily due to strong growth in the company’s home equity loans and lines of credit and Option ARM portfolios;

•                  Depositor and other retail banking fees increased 12 percent to $507 million from the comparable period a year ago, with the addition of nearly 157,000 net new retail checking accounts in the second quarter and 792,000 accounts in the preceding 12 months. In addition nearly 34,000 net new small business checking accounts were added in the quarter;

•                  66 new retail banking stores were opened during the quarter, including 20 in the company’s newest market, Tampa-St. Petersburg, Florida, and 20 in Chicago;

—more—

•                  A HarrisInteractive poll recently named Washington Mutual one of the nation’s top 10 financial services brands.

“Most of Washington Mutual is strong and growing profitably, but this was a disappointing quarter,” said Kerry Killinger, chairman, president and chief executive officer.  “While second quarter results were affected by the volatility of our mortgage servicing rights, the root of our problem is the unacceptably high cost structure in our Mortgage Banking business.  We know what we need to do, our efforts are well underway, and we will not be satisfied until we have fixed it.”

Killinger added: “Our middle-market retail strategy is sound and remains unchanged.  We have a great franchise of talented, hard-working employees.  I’m proud of our people, but we have to improve execution in our mortgage business to deliver on the potential of this franchise.  This is my highest priority.”

SECOND QUARTER FINANCIAL SUMMARY

Net Interest Income

Net interest income was $1.79 billion compared with $1.99 billion in the second quarter of 2003 and $1.73 billion in the first quarter of 2004. The net interest margin was 2.86 percent, compared with 3.22 percent in the second quarter of 2003 and 2.89 percent in the first quarter of 2004.   Although the margin continued to be affected by the downward repricing of loans and the sale of debt securities, its performance on a linked quarter basis was enhanced by the company’s early retirement of certain high-cost Federal Home Loan Bank borrowings in the first quarter of 2004 and growth in average noninterest bearing deposits in the second quarter of 2004.

Noninterest Income

Noninterest income was $894 million compared with $1.53 billion a year ago and $1.24 billion in the first quarter of 2004. The principal reason for the change was a reduction in net home loan mortgage banking income, which declined to zero from $611 million in the second quarter of 2003 and $531 million in the first quarter of this year. The second quarter decrease reflected the large quarter to quarter change in the performance of the company’s hedging of its mortgage servicing rights.

As would be expected in a rising interest rate environment, the company’s mortgage servicing rights, excluding additions and amortization, increased in value but were more than offset by losses in corresponding hedges.  This difference in performance of the mortgage servicing rights and the associated hedges reflects both tightening basis spreads (the difference between the mortgage and interest rate swap indicies) during the quarter and higher interest rates, thus reducing Mortgage Banking income.  The company’s loan pipeline and warehouse hedging were not adversely affected by these factors.

Continued strong consumer demand for Washington Mutual’s products and personal service contributed to the 12 percent year to year growth in depositor and other retail banking fees and a 10 percent increase from the previous quarter.

Cost Leadership Initiative – Noninterest Expense Update

The company reduced noninterest expense by $32 million from the first quarter of 2004. The majority of the decrease occurred in compensation and benefits, which resulted primarily from headcount reductions in the mortgage banking business.  When adjusted for technology-related charges and restructuring costs that were incurred primarily from headcount reductions and facilities closures, noninterest expense increased by $10 million from the prior quarter, primarily due to growth in the company’s retail banking business.

The company expects to keep 2004 noninterest expense essentially flat with the 2003 level while executing its targeted growth and expansion plans this year. The company’s efficiency ratio, which was negatively impacted by the performance of the mortgage servicing rights, was 68.77 percent, as compared with 63.34 percent for the first quarter of 2004.

The company recently completed the conversion of all of its home loan servicing records onto a common platform.  This migration enables the company to fully realize its strategy to consolidate its 5 million customer records onto one servicing platform and to announce today the closure of the company’s San Antonio Service Delivery facility.

Lending

Total loan volume was $79.52 billion, compared with $121.63 billion in the second quarter of 2003 and $62.17 billion in the first quarter of 2004. Home loan volume of $63.15 billion was down $46.46 billion from the second quarter of 2003 due to the significant industry-wide reduction in mortgage originations year over year, but up $12.65 billion from the first quarter of 2004, partially due to lower interest rates near the end of the first quarter, which resulted in a strong pipeline of loans that were funded in the second quarter after the dip in interest rates.

During the second quarter of 2004, ARMs represented 55 percent of the company’s home loan origination volume, compared with 53 percent in the first quarter of 2004 and 26 percent in the second quarter of 2003.

The company’s focus on cross-selling its broad range of products and services and expanding customer relationships contributed to record home equity loans and lines of credit volume of $11.57 billion, up 62 percent from the second quarter of 2003 and up 38 percent from the first quarter of 2004.

Credit Quality

The positive credit trends of recent quarters continued in the second quarter. Nonperforming assets as a percentage of total assets were 0.60 percent, an improvement from 0.66 percent as of March 31, 2004 and 0.78 percent as of June 30, 2003. Net charge offs were $24 million versus $46 million in the first quarter of 2004 and $81 million in the second quarter of 2003. The company’s provision for loan and lease losses was $60 million, while the allowance for loan and lease losses was $1.29 billion at June 30, 2004.

Balance Sheet and Capital Management

Total assets declined $2.22 billion from the end of the first quarter to $278.54 billion, reflecting a decrease in loans held for sale and sales of investment securities. Loans held in portfolio grew to $195.93 billion, an increase of $8.47 billion from the first quarter 2004, reflecting the company’s emphasis on Option ARM loans as well as growth in its home equity loans and lines of credit and commercial business lending portfolios. Loans held for sale declined to $26.41 billion, a decrease of $6.72 billion from March 31, 2004 levels.

Total deposits increased $1.49 billion from the prior quarter to $162.47 billion at June 30, 2004.

The company’s ratio of tangible common equity to tangible assets was 5.32 percent. In addition, the capital ratios of the company’s banking subsidiaries continued to exceed the federal regulatory requirements for classification as “well-capitalized” institutions, the highest regulatory standard.

SECOND QUARTER OPERATING SEGMENT RESULTS

Retail Banking and Financial Services

The award-winning Retail Banking and Financial Services segment offers innovative retail banking and financial products and services to consumers and small businesses, including deposits, loans, securities brokerage, mutual funds and annuities, through its network of more than 1,800 internationally recognized retail banking stores. The company’s home loan and consumer loan portfolios, as well as its mutual fund management business are also part of the Retail Banking and Financial Services segment.

Retail Banking and Financial Services Second Quarter Financial Performance

Net income for the company’s Retail Banking and Financial Services business increased by 25 percent to $508 million, compared with $405 million in the second quarter of 2003. In addition to the strong growth in depositor and other retail banking fees, net interest income of the segment increased 30 percent from the second quarter of 2003, driven by growth in Option ARM loans and home equity loans and lines of credit held in portfolio.

The strong growth in net interest income and noninterest income was partially offset by an increase in noninterest expense, which reflected the continued expansion of the company’s retail banking network.

Highlights of the Retail Banking and Financial Services Business for the second quarter included:

•                  Total retail deposits increased $5.33 billion year over year. Retail deposits were up $1.16 billion from the prior quarter with the introduction of new deposit account products in the quarter;

•                  Retail banking stores that have been open since January 1, 2003 produced strong same-store sales from the second quarter of 2003, posting a 57 percent increase in consumer lending, a 10 percent increase in depositor and other banking fees and 8 percent growth in net new checking accounts;

•                  Average loans grew 39 percent from the second quarter of 2003 to $158.95 billion, reflecting the emphasis on originating ARM loans for the balance sheet as well as growth in its home equity loans and lines of credit, which increased 76 percent to $36.08 billion year over year;

•                  The company’s retail banking network grew 13 percent year over year as it opened 214 new stores over that period, including 61 new store openings during the second quarter;

•                  The cross-sell ratio for the average mature retail banking household increased to 5.79 products and services, up from 5.65 at the end of the first quarter of 2004;

•                  Over the past year, WM Group of Funds grew assets under management by $4.79 billion, or 31 percent, to $20.11 billion at June 30, 2004;

Mortgage Banking

The Mortgage Banking business is a leading national originator and servicer of home loans. Loans originated by Mortgage Banking are either sold to secondary market participants or retained by the company. Mortgage Banking also makes insurance products and services available to its customers and manages the company’s captive reinsurance activities.

Mortgage Banking Second Quarter Financial Performance

The Mortgage Banking segment experienced a net loss of $63 million, compared with net income of $489 million in the second quarter of 2003.  The principal drivers of the year to year difference were the results of the company’s mortgage servicing rights hedging program, a high cost structure in the Mortgage Banking segment and declining loan volumes.

Highlights of the Mortgage Banking Business for the second quarter included:

•                  Total home loan volume from the Mortgage Banking Business was $59.49 billion, compared to $106.68 billion in the second quarter of 2003 but up $11.59 billion from $47.90 billion in the first quarter of 2004;

•                  ARM loan volume was 54 percent of total Mortgage Banking home loan volume up from 24 percent in the second quarter of 2003. This trend reflects the company’s ability to quickly adjust the mix of fixed- and adjustable-rate products in response to interest rates, market conditions and customer preference.

•                  The company recently completed the conversion of the remaining 1 million of 5 million Washington Mutual home loan customer records to a single servicing platform.

•                  With all loans on one system, the company can now take additional steps to drive efficiency in this area.

Commercial Group

The Commercial Group is the leading national originator of multi-family loans and provides loans to developers of and investors in multi-family and other commercial real estate properties, which it retains in its portfolio or sells in the secondary market. The Commercial Group also provides financing for mortgage bankers, home builders, and mid-sized businesses, and offers deposits and cash management services to its customers. Through Long Beach Mortgage, a wholly owned subsidiary of the company, the Commercial Group originates and services home loans that are made to higher-risk borrowers and sold to secondary market participants. The discontinued operations of Washington Mutual Finance were also previously included in the segment.

Commercial Group Second Quarter Financial Performance

Net income from continuing operations for the Commercial Group increased 11 percent to $187 million, compared with $169 million on a linked quarter basis, and increased 6 percent from $176 million from second quarter of 2003.  The main drivers for the increases from the previous quarter were an 18 percent increase in noninterest income, resulting from gains from the sale of originated mortgage-backed securities and the securitization and sale of multi-family and commercial real estate loans, and a 5 percent decrease in noninterest expense related to lower compensation and benefits expense.

Highlights of the Commercial Group for the second quarter included:

•                  Multi-family loan volume of $2.35 billion increased 54 percent from the prior quarter’s $1.53 billion and 16 percent from the second quarter of last year’s $2.02 billion;

•                  The average balance for multi-family loans in the second quarter of 2004 grew 9 percent from second quarter of 2003 and contributed to the 12 percent growth in the total average loans for the Commercial Group overall;

•                  Average deposits of $6.90 billion increased 42 percent from second quarter of 2003 and 14 percent from the first quarter of 2004.

About Washington Mutual

With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At June 30, 2004, Washington Mutual and its subsidiaries had assets of $278.54 billion. Washington Mutual currently operates more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamunewsroom.com.

Webcast information: A conference call to discuss the company’s financial results will be held on Thursday, July 22, 2004, at 10:30 a.m. EDT and will be hosted by Kerry Killinger, chairman, president, and chief executive officer, and Tom Casey, executive vice president and chief financial officer. The conference call is available by telephone or on the Internet. The dial-in number for the live conference call is 888-391-7808. Participants calling from outside the United States may dial 773-756-4602. The passcode “WaMu” is required to access the call. Via the internet, the conference call is available on the Investor Relations portion of the company’s web site at www.wamu.com/ir. A transcript of the prepared remarks will be on the company’s web site following the call. A recording of the conference call will be available after 1 p.m. EDT on Thursday, July 22, 2004, through 11:59 pm EDT on Friday, July 30. The recorded message will be available at 800-937-1821. Callers from outside the United States may dial 402-220-4880.

Forward Looking Statement

Our Form 10-K/A and other documents that we file with the Securities and Exchange Commission have forward-looking statements. In addition, our senior management may make forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward looking statements were made. There are a number of factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Some of these factors are:

•                  General business and economic conditions may significantly affect our earnings;

•                  If we are unable to effectively manage the volatility of our mortgage banking business, our earnings could be adversely affected;

•                  If we are unable to fully realize the operational and systems efficiencies sought to be achieved from our business segment realignment, our earnings could be adversely affected;

•                  We face competition for loans and deposits from banking and nonbanking companies and national mortgage companies; and

•                  Changes in the regulation of financial services companies and housing government-sponsored enterprises could adversely affect our business.

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Media Contact
Alan Gulick
Washington Mutual
206-377-3637
alan.gulick@wamu.net

Investor Relations Contact
Doug Wisdorf
Washington Mutual
206-461-3805
doug.wisdorf@wamu.net

Investor Relations Contact
Ruthanne King
Washington Mutual
206-461-6421
ruthanne.king@wamu.net